SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 15, 2007

FLYi, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21976	13-3621051

State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification No.

45200 Business Court, Dulles, VA 20166
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 650-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 1.03 Bankruptcy or Receivership
As previously disclosed, on November 7, 2005, FLYi, Inc. and its subsidiaries (the “Company”), including Independence Air, Inc., its principal operating subsidiary (“Independence”), filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company filed its petitions in the U.S. Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (Case Nos. 05-20011, 05-20012, 05-20013, 05-20014, 05-20015, 05-20016 and 05-20017). The reorganization cases are being jointly administered under the caption “In re FLYi, Inc., et. al., Case No. 05-20011 (MFW).” The cases are accessible at the Court’s internet site, www.deb.uscourts.gov. Links to petitions and other motions may be found on the website of the Company’s claims and noticing agent, Kurtzman Carson Consultants LLC, at www.kccllc.net.

On March 15, 2007, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered an order confirming the First Amended Joint Plan of Liquidation of FLYi, Inc. and Its Debtor Affiliates (the “Plan”). The Plan will be effective as of a date (the “Effective Date”) to be determined. Presently it is anticipated that the Effective Date will be on or about March 30, 2007, provided that no stay is ordered with respect to the Effective Date. As of the Effective Date, FLYi, Inc., Independence, and the other related subsidiaries will cease to exist.

The Plan provides that FLYi, Inc.’s existing common stock will be cancelled without consideration on the effective date of the Plan, and at that point FLYi stock will have no value. No shares are being reserved for future issuance in respect of claims and interests filed and allowed under the Plan. Therefore all existing common stock of FLYi, Inc. will be worthless, and there will be no value to the conversion rights of convertible debt. It is not possible to determine the extent of recoveries of creditors of FLYi, Inc. or of any of its affiliated companies, as these will continue to be dependent on the completion of the asset recovery and allocation process, and the determination of the total claims pool, none of which have been completed at this time. Recovery of any claims by creditors against any of the FLYi related companies’ bankruptcy estates is highly speculative and the Company urges investors to use extreme caution in any investment decisions.

The Monthly Operating Reports provide information including the assets and liabilities of FLYi, Inc. and Independence as of February 28, 2007.

On August 15, 2006, the Debtors filed a proposed joint plan of liquidation and a related disclosure statement with the Bankruptcy Court. The Debtors filed an amended joint plan and a related disclosure statement with the Bankruptcy Court on November 13, 2006. On November 21, 2006, the Debtors filed the Plan and a related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court. The Bankruptcy Court entered an order approving the adequacy of the information in the Disclosure Statement on November 21, 2006, and the Debtors distributed the Plan and Disclosure Statement, along with ballots and certain other materials, to the classes of claimants entitled to vote on the Plan. As noted above, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan on March 15, 2007.  A copy of the Confirmation Order and a copy of the Plan, including the modifications to the Plan set forth therein, and a copy of the Distribution Trust Agreement are attached as Exhibits 2.01, 2.02(a), 2.02(b) and 2.02(c), respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The following is a summary of the material terms of the Plan as it was confirmed by the Bankruptcy Court. This summary highlights only certain provisions of the Plan and is not a complete description of that document. Therefore, this summary is qualified in its entirety by reference to the Plan. Capitalized terms used but not defined herein shall have the meaning set forth in the Plan.

First Amended Plan of FLYi, Inc. and Its Debtor Affiliates

The Plan provides for the liquidation of each of the Debtors and is therefore referred to as a “plan of liquidation.” The Plan separately classifies Claims against FLYi and Independence, respectively, and does not provide for the substantive consolidation of the FLYi and Independence Estates. Also, the Plan treats the assets of each of FLYi and Independence as the separate assets of each such Debtor. For administrative convenience, however, the Plan provides for the substantive consolidation of the Debtors other than FLYi into Independence. Such substantive consolidation will not affect the claims against or assets of Independence.

The Plan incorporates a global resolution of significant issues between the FLYi and Independence Estates (the “Intercompany Resolution”). The Plan provides for an allocation of the United Claim Settlement Proceeds 50 percent to Independence and 50 percent to FLYi in full satisfaction of the Intercompany Claim pursuant to the Plan. In addition, as part of the Intercompany Resolution, all Administrative Claims and Priority Claims in the Debtors’ chapter 11 cases are deemed to be claims against Independence only and will be paid only from Independence’s assets, with the exception of certain professional fees incurred during the chapter 11 cases and certain Claims of the indenture trustee under the FLYi Indenture. Substantially all postpetition professional fees of the Debtors’ and the Creditors’ Committee’s court approved advisors, as well as of the Debtors’ claims agent, Kurtzman Carson LLC, and any Plan-related solicitation costs, will be allocated equally between Independence and FLYi.

Pursuant to the Plan, on or prior to the Effective Date, the Distribution Trust will be established pursuant to the Distribution Trust Agreement for the purpose of liquidating the Distribution Trust Assets, resolving all Disputed Claims, making all distributions to holders of Allowed Claims in accordance with the terms of the Plan and otherwise implementing the Plan and administering the Debtors’ Estates. A copy of the Distribution Trust Agreement is attached to the Plan as Exhibit I.A.37. As of the Effective Date, each of the Debtors will cease to exist and the Distribution Trust Assets will be transferred to and vest in the Distribution Trust. Upon the transfer of the Distribution Trust Assets to the Distribution Trust under the Plan, the Debtors shall be deemed dissolved and their business operations withdrawn for all purposes without any necessity of filing any document, taking any further action or making any payment to any governmental authority in connection therewith.

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims have not been classified. Except as specified in Sections III.A.1 and III.D of the Plan, and subject to the Bar Date provisions in the Plan, unless otherwise agreed by the holder of an Administrative Claim and Independence or the Distribution Trustee, each holder of an Allowed Administrative Claim against any Debtor will receive from the Independence Priority Claims Trust Account in full satisfaction of its Administrative Claim Cash equal to the allowed amount of such Administrative Claim either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing such Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the Distribution Trustee and the holder of the Administrative Claim. Further, pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtors or the Distribution Trustee, each holder of an Allowed Priority Tax Claim will receive from the applicable Priority Claims Trust Account, in full satisfaction of its Allowed Priority Tax Claim, payment in full in Cash on the later of the Effective Date or as soon as practicable after the date when such Claim becomes an Allowed Claim.  Distributions of cash to be made on the Effective Date to holders of Administrative Claims, Priority Tax Claims, Priority Claims and Secured Claims that are Allowed as of the Effective Date will be deemed made on the Effective Date if made no later than 60 days after the Effective Date.

The Plan also provides that all Classes of Allowed Claims will be treated as set forth in the Plan. Holders of Old Stock Interests will receive no distribution under the Plan and all such Interests will be terminated as of the Effective Date. The classification of Claims and Interests, the estimated aggregate amount of Claims in each Class and the amount and nature of distributions to holders of Claims or Interests in each Class are summarized on the classification and treatment chart in Section II.B of the Disclosure Statement.

Conditions to the Effective Date

The Effective Date will not occur and the Plan shall not be consummated unless and until each of the following conditions has been satisfied.

The Distribution Trust Agreement has been executed and the Trust Accounts have been established.

The Confirmation Order has been entered, is in full force and effect and has not been stayed.

Effect of Nonoccurrence of Conditions to the Effective Date

If each of the conditions to the Effective Date is not satisfied in accordance with the Plan, then upon motion by the Debtors made before the time that each of such conditions has been satisfied and upon notice to such parties in interest as the Bankruptcy Court may direct, the Confirmation Order shall be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied before the Bankruptcy Court enters an order granting such motion. If the Confirmation Order is vacated pursuant to the Plan, (i) the Plan will be null and void in all respects, including with respect to the release of Claims and termination of Interests; and (ii) nothing contained in the Plan will: (a) constitute a waiver or release of any claims by or against, or any Interest in, the Debtors; or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

Executory Contracts and Unexpired Leases to Be Assumed

Assumption Generally

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor shall assume each of the respective Executory Contracts and Unexpired Leases listed on Exhibit V.C to the Plan; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Exhibit V.C to: (i) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant hereto; or (ii) add any Executory Contract or Unexpired Lease to Exhibit V.C, thus providing for its assumption pursuant to Section V.C.1 of the Plan. The Debtors shall provide notice of any amendments to Exhibit V.C to the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Bankruptcy Cases.

Assumptions of Executory Contracts and Unexpired Leases

Each Executory Contract or Unexpired Lease assumed under Section V.C.1 of the Plan shall include any modifications, amendments, supplements or restatements to such contract or lease.

Assignments of Executory Contracts and Unexpired Leases

As of the Effective Date, any Executory Contract or Unexpired Lease assumed under Section V.C.1 of the Plan shall be deemed assigned to the Distribution Trust, pursuant to section 365 of the Bankruptcy Code.

Approval of Assumptions and Assumption Procedures

The Confirmation Order shall constitute an order of the Bankruptcy Court approving the assumptions described in Section V.C.1 of the Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. Section V.C.4 of the Plan provides for the procedures for assumption of an Executory Contract or Unexpired Lease.

Payments Related to the Assumption of Executory Contracts and Unexpired Leases

To the extent that such Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract and Unexpired Lease to be assumed pursuant to the Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, as provided in Section V.D of the Plan.

Comprehensive Settlement of Claims and Controversies

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan, including the releases set forth in Section IV.F.3 of the Plan, will constitute a good faith compromise and settlement of all claims or controversies relating to the rights that a holder of a Claim or Interest may have with respect to any Allowed Claim or Allowed Interest or any distribution to be made pursuant to the Plan on account of any Allowed Claim or Allowed Interest. The entry of the Confirmation Order will constitute the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court’s finding that such compromise or settlement is in the best interests of the Debtors, their Estates and Claim and Interest holders and is fair, equitable and reasonable.

Releases

General Releases by the Debtors

Without limiting any applicable provisions of, or releases contained, in the Plan, as of the later of the Effective Date and the Protocol Bar Date, the Debtors, the Estates and their respective successors, assigns and any and all Entities who may purport to claim by, through, for or because of them, shall be deemed to forever release, waive and discharge (i) all Causes of Action arising prior to the Petition Date that such Entity has, had or may have against each of the present or former directors, officers, employees, members, managers, agents, attorneys, representatives and advisors of the Debtors, acting in such capacity, other than (A) Designated Causes of Action specifically asserted as of the Protocol Bar Date by (prior to the Effective Date) the Creditors’ Committee or (after the Effective Date) the Steering Committee in a complaint filed by such party in the Bankruptcy Court or such other court of competent jurisdiction on or before the Protocol Bar Date and (B) Causes of Action that, after the filing of a Designated Cause of Action as of the Protocol Bar Date by such party in such court, are identified for the first time in discovery in such action and that could not reasonably have been discovered and asserted in the investigation contemplated by the Protocol Order; and (ii) to the extent set forth in Section XIII.B of the Plan, all Causes of Action arising on or after the Petition Date that such Entity has, had or may have against the Creditors’ Committee and its members, and its and their respective agents and professionals, in each case acting in such capacity; provided, however, that the releases provided in Section IV.F.3.a of the Plan shall not include (A) any Recovery Actions against any member of the Creditors’ Committee or relating to transfers to Entities who were insiders at the time of payment or (B) any actual or potential objections to the pre- or post-petition claims of any Entity against any of the Estates.

General Releases by Holders of Claims

Without limiting any other applicable provisions of, or releases contained in, the Plan or the Bankruptcy Code, as of the Effective Date, in consideration for, among other things, the obligations of the Debtors under the Plan, Cash and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, each holder of a Claim that votes in favor of the Plan shall be deemed to forever release, waive and discharge all liabilities and Claims in any way relating to any Debtor, the Bankruptcy Case or the Plan that such Entity has, had or may have against: (i) the Debtors and their respective present or former directors, officers, employees, attorneys, accountants, underwriters, investment bankers, financial advisors and agents, acting in such capacity; and (ii) the Creditors’ Committee and its members, and its and their respective agents and professionals, in each case acting in such capacity; provided, however, that the releases provided in Section IV.F.3.b of the Plan shall not include any act, omission or occurrence that was the result of gross negligence or willful misconduct.

Injunctions

Claims Against the Debtors and Their Successor Enjoined

Except as provided in the Plan or the Confirmation Order and other than with respect to a right of recoupment or a setoff, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability subject to the Plan or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions in respect of any such Claims, debts, liabilities, Interests or rights: (i) commencing or continuing in any manner any action or other proceeding against the Debtors, the Distribution Trust, the Distribution Trustee or the Steering Committee, other than to enforce any right pursuant to the Plan to a distribution from the Trust Accounts; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Distribution Trust, the Distribution Trustee or the Steering Committee other than as permitted pursuant to (i) above; (iii) creating, perfecting or enforcing any Lien or encumbrance against the Debtors, the Distribution Trust, their respective property or the Trust Accounts; (iv) asserting a right of subrogation of any kind against any debt, liability or obligation due to the Debtors, the Distribution Trustee or the Steering Committee; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing in Section XI.A.1 of the Plan shall enjoin or preclude the United States from pursuing any police or regulatory action against the Debtors.

Enforcement Against Non-Debtor Third Parties Enjoined

Except as provided in the Plan or the Confirmation Order and other than with respect to a right of recoupment or a setoff, as of the Effective Date, each holder of a Claim that votes in favor of the Plan and the Debtors, the Estates and their respective successors, assigns and any and all Entities who may purport to claim by, through, for or because of them shall be permanently enjoined from taking any of the following actions against any Entity that is released under the Plan, including under Section IV.F.3 of the Plan, or its property in respect of claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released, waived, settled or deemed satisfied pursuant to the Plan: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any Lien or encumbrance; (iv) asserting a right of subrogation of any kind against any debt, liability or obligation due to any released Entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

Limitation of Liability

The Debtors, the Distribution Trust, the Distribution Trustee, the Steering Committee and their respective members, directors, officers, employees, agents and professionals, acting in such capacity, and the Creditors’ Committee and its members, and their respective agents and professionals, in each case acting in such capacity, will neither have nor incur any liability to any Entity for any act taken or omitted to be taken on or after the commencement of the Bankruptcy Cases, including the formulation, preparation, dissemination, implementation, confirmation or consummation of the Plan, the accompanying Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Bankruptcy Cases or any of the foregoing; provided, however, that the foregoing provisions will have no effect on: (i) the liability of any Entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan; or (ii) the liability of any Entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

Item 7.01 Regulation FD Disclosure

On March 20, 2007, the Company filed with the United States Bankruptcy Court the Company’s Monthly Operating Reports for the period from February 1, 2007 through February 28, 2007. A copy of the Monthly Operating Reports for the Company and Independence Air (the “Monthly Operating Reports”) is filed herewith as Exhibit 99.1(a) and (b) and is incorporated herein by reference.

The information contained in the Monthly Operating Reports is preliminary and subject to revision, and the Company cautions readers not to place undue reliance upon this information. The Monthly Operating Reports are unconsolidated and unaudited, in a format prescribed by applicable bankruptcy laws, and have not been prepared in conformity with generally accepted accounting principles. The information in the Monthly Operating Reports might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in a periodic report filed pursuant to the Securities Exchange Act of 1934, as amended. The information set forth in the Monthly Operating Reports should not be viewed as indicative of future results and should not be used for investment purposes.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

2.01	Confirmation Order.
2.02(a)	First Amended Joint Plan of Liquidation of FLYi, Inc. and its Debtor Affiliates.
2.02(b)	Modifications to First Amended Joint Plan of Liquidation of FLYi, Inc. and its Debtor Affiliates.
2.02(c)	Distribution Trust Agreement
99.1(a) Monthly Operating Report of FLYi, Inc. for the period February 1, 2007 through February 28, 2007.
99.1(b) Monthly Operating Report of Independence Air, Inc. for the period February 1, 2007 through February 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLYi, INC.

March 15, 2007	By: __ /s/ Richard Kennedy ____________
Richard Kennedy
President, General Counsel & Corporate Secretary